Exhibit 99.1

Courtside Acquisition Corp. Comments on American Community Newspaper’s

Recent Acquisition of Fourth Major Cluster

~ Provides ACN’s First Quarter Results and Near Term Outlook ~

~ Announces Revised Terms of ACN Transaction ~

New York, New York, - May 3, 2007 Courtside Acquisition Corp. (“Courtside”) (Amex:CRB), a specified purpose acquisition company, today commented on American Community Newspaper LLC’s (“ACN”) acquisition on April 30, 2007, of the publishing and printing assets of C.M. Media, Inc. for approximately $44 million in cash (subject to a working capital adjustment).

Columbus Acquisition

The transaction includes Columbus Monthly, The Other Paper, an alternative news and entertainment weekly, Suburban News Publications, a group of 22 community weekly newspapers, Columbus C.E.O., a monthly business magazine, and Columbus Bride, a twice annual bridal resource and tradeshow, as well as C.M. Printing and Columbus Custom Publishing. Combined and non-duplicated circulation for the group is approximately 410,000 households.

These publications serve the Columbus and Central Ohio communities located within the nation’s 32nd largest MSA (metropolitan statistical area) comprised of Franklin, Delaware, Union, Fairfield, Madison, Licking and Pickaway Counties.

In announcing the acquisition, Gene M. Carr, Chief Executive Officer of ACN, who will become Chairman and CEO of Courtside upon Courtside’s acquisition of ACN, stated, “The publications of C.M. Media are well-established newspapers and magazines that have proudly served the metropolitan community of Columbus and the surrounding area since 1975. Max and Lenore Brown and their management team have done an outstanding job with these publications and have built this group with quality community journalism. We are very excited about owning these publications and their future prospects.”

Mr. Carr continued, “As part of the ACN family, these publications will serve as a base of our new Columbus/Central Ohio newspaper group which we plan on rapidly expanding through acquisitions and new product launches. The Columbus market is similar to our other suburban markets with regard to household income, household growth, schools, and growth-oriented communities. All of these publications boast strong readership, a highly competent staff and a dominant market position.”

ACN is a group of 100 publications, comprised of 84 weekly suburban newspapers, three daily newspapers and 13 niche publications, and operates in four highly attractive U.S. markets: Minneapolis – St. Paul, Dallas – Ft. Worth and suburban Washington DC – Northern Virginia and Columbus. ACN’s award winning group of publications reaches approximately 1,400,000 households in the suburban communities surrounding these major cities and enjoys market leading circulation penetration in each of its markets. ACN is focused on providing high-quality, local editorial content to its readers and targeted advertising packages to local and national advertisers.

The acquisition price of C.M. Media is approximately 11.9 times EBITDA for the twelve months ended March 31, 2007. Courtside and ACN believe that after giving effect to expected synergies and cost savings, this multiple is expected to be reduced to less than 10 times within the first year of operations.

Messrs. Richard Goldstein and Bruce Greenwald, CEO and President of Courtside, respectively, noted, “With the acquisition of C.M. Media, ACN’s entry into a fourth major cluster at a reasonable price is an outstanding example of management continuing to execute on ACN’s strategy of growing its operations both organically and through acquisition in new and existing markets.”

First Quarter and Near Term Outlook

Courtside also announced today that it has been advised by ACN that ACN’s revenue and EBITDA for the first quarter of 2007 increased approximately 4.6% and 19.3% respectively, treating the Amendment I, Inc. acquisition made on March 24, 2006, as if made on January 2, 2006, representing a solid quarter for the company. Second quarter indications are for results generally in line with the second quarter of 2006. This second quarter outlook, which does not include the recently acquired C.M. Media properties, represents a slow down from the first quarter’s solid performance. This is reflective of certain nonrecurring events including adverse weather conditions in April, the acceleration of Easter advertising into the 2007 first quarter due to its timing, and certain second quarter 2006 customer advertising programs not continuing in 2007, as well as weakness in the real estate category in certain markets.

Revised Transaction Terms and Financing

The original purchase price for the proposed acquisition of ACN (prior to ACN’s acquisition of C.M. Media) was $165 million in cash with Courtside also agreeing to pay up to an additional $15 million of cash if newspaper cash flow for 2008 ranges from $19 million (at which level the contingent payment is $1 million) to $21 million or greater (at which level the contingent payment will be $15 million). In addition, if the Courtside stock price exceeds $8.50 per share for a specified period before July 7, 2009, ACN will receive an additional payment of $10 million.

The terms of the Courtside acquisition have been amended to decrease the base purchase price by $5 million to $160 million and to provide for an increase in the purchase price by an amount equal to ACN’s cost for C.M. Media (approximately $44 million, to be adjusted for working capital and ACN transaction costs). Accordingly, the purchase price for ACN will be approximately $204 million. The consideration will be payable in $191.5 million of cash and $12.5 million of Courtside stock (unless ACN purchases Courtside’s stock in the market, in which case the cash portion of the purchase price will be correspondingly adjusted upwards). The earn out provisions remain the same.

Bruce M. Hernandez, managing partner of Spire Capital Partners L.P., and Walker Simmons, partner of Wachovia Capital Partners, as the principal current owners of ACN, said, “The consummation of the C.M. Media acquisition represents the next logical step in the ongoing efforts of ACN management in building a leading community newspaper enterprise. The revised structure of the ACN acquisition will enable both us and management to maintain a significant equity interest in ACN as it continues to execute its growth strategy.”

The cost of the ACN acquisition (including a provision for estimated working capital adjustments and transaction costs) will be financed by Courtside with cash on hand, including approximately $78 million held in trust for the exclusive use of effectuating the business combination, and acquisition financing of up to $140 million for which commitments are being received from BMO Capital Markets, acting as Sole Book Runner and Lead Arranger. BMO Capital Markets served as principal financial advisor to Courtside in the transaction.

Courtside has received an opinion from Capitalink L.C., an independent investment banking firm, that the revised purchase price is fair, from a financial point of view, to Courtside’s shareholders.

The transaction is subject to Courtside’s receiving stockholder approval of the transaction and customary closing conditions. The transaction is expected to close in the second quarter of 2007. Following the closing of the transaction, Courtside will be renamed American Community Newspapers Inc. and its securities are expected to trade on the American Stock Exchange.

About Courtside Acquisition Corp.

Courtside Acquisition Corp. was formed on March 18, 2005 to serve as a vehicle to effect a business combination with an operating business principally in the entertainment, media and communications industries. Courtside’s registration statement for its initial public offering was declared effective on June 30, 2005 and the offering closed on July 7, 2005, generating net proceeds of approximately $75.7 million from the sale of 13.8 million units, including the full exercise of the underwriters’ over-allotment option. Each unit is comprised of one share of Courtside common stock and two warrants, each with an exercise price of $5.00. As of March 31, 2007, Courtside held approximately $78 million in a trust account maintained by an independent trustee, which will be released to Courtside upon the consummation of the business combination.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Courtside, ACN and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Courtside’s and ACN’s management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions; paper and printing costs; fluctuations in customer demand; shifting of traditional media spending from print to new media; management of rapid growth; intensity of competition from other newspaper publishers; general or market specific economic conditions; geopolitical events and regulatory changes; changing interpretations of generally accepted accounting principles; outcomes of government reviews continued compliance with government regulations; legislation of regulatory environments; requirements or changes adversely affecting the businesses in which ACN is engaged; as well as other relevant risks detailed in Courtside’s filing with the Securities and Exchange Commission, including its reports on Form 10QSB and Form 10K. The information set forth herein should be read in light of such risks.

Additional Information

Courtside’s stockholders and other interested parties are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Copies of filings by Courtside, which will contain information about Courtside and ACN, will be available without charge online at the Securities and Exchange Commission’s internet site (http://www.sec.gov) and by mail through requests to Courtside Acquisition Corp., 1700 Broadway, New York, New York 10019, Attention: Secretary.

About the Sellers

Spire Capital Partners, L.P. is a $260 million private equity fund that invests in the media and communications industries. Wachovia Capital Partners is the principal investing affiliate of Wachovia Corporation. Wachovia Capital Partners has invested more than $2.5 billion since 1988.

For more information, please contact Corey Kinger or Jonathan Schaffer, both of Brainerd Communicators, Inc., at (212) 986-6667.